UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021 (February 24, 2021)

SMTC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-31051	98-0197680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Woodbine Avenue Markham, Ontario,		CANADA L3R 4G8
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (905) 479-1810

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, on January 3, 2021, SMTC Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EMS Silver Inc., a Delaware corporation (“Parent”), and EMS Silver Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

The closing of the Merger is conditioned upon the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Waiting Period”). The HSR Waiting Period expired on February 24, 2021 at 11:59 p.m. Eastern Time.

The expiration of the HSR Waiting Period satisfies one of the conditions to the closing of the Merger. The Merger remains subject to other customary closing conditions, including the adoption of the Merger Agreement by the Company’s stockholders and the satisfaction or waiver of the other closing conditions set forth in the Merger Agreement.

Additional Information and Where to Find It:

This communication relates to the proposed Merger involving the Company. In connection with the proposed Merger, the Company filed a definitive proxy statement and other documents related to the proposed Merger, including a form of proxy, with the Securities and Exchange Commission (the “SEC”) on February 18, 2021, and will file or furnish other relevant materials with the SEC. The definitive proxy statement and a form of proxy were first mailed or otherwise furnished to the stockholders of the Company on February 18, 2021. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. Investors and stockholders are able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.smtc.com. In addition, the documents may be obtained free of charge by directing a request by mail or telephone to: SMTC Corporation, 425 North Drive Melbourne, FL 32934, Attention: Secretary, (905) 479-1810.

Participants in the Solicitation

The Company, H.I.G. Capital, LLC (“H.I.G.”) and certain of their respective directors, executive officers, certain other members of management and employees of the Company and H.I.G. and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed Merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Company’s definitive proxy statement on Schedule 14A for its 2020 annual meeting of stockholders, as filed with the SEC on June 26, 2020. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed Merger due to securities holdings, vesting of equity awards, rights to severance payments or the purchase of equity in EMS Silver Topco Inc. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation is included in the proxy statement with respect to the proposed Merger the Company filed with the SEC and furnished to the Company’s stockholders.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, including statements regarding the proposed Merger and the ability to consummate the proposed Merger. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “intends,” “forecasts,” “can,” “could,” “may,” “anticipates,” “estimates,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” “outlook,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval as required for the proposed Merger; (2) the conditions to the closing of the proposed Merger and required regulatory approvals may not be obtained; (3) the proposed Merger may involve unexpected costs, liabilities or delays, including the payment of a termination fee to Parent by the Company; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed Merger; (5) the effect of the announcement or pendency of the proposed Merger on the

Company’s business relationships, including with customers and suppliers; (6) the outcome of any legal proceedings related to the proposed Merger; (7) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors, including, but not limited to, future response to, and effects of, the COVID-19 pandemic, including the Company’s continued operations, customer demand, supply chain availability and implementation of protective measures and public policy response to the COVID-19 pandemic, including legislation or restrictions; (8) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (9) the attention of the Company’s management and employees may be diverted from ongoing business concerns as a result of the proposed Merger; (10) limitations placed on the Company’s ability to operate its business under the proposed Merger Agreement; (11) risks that the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed Merger; (12) the fact that under the terms of the Merger Agreement, the Company is restricted from soliciting other acquisition proposals after the date of the Merger Agreement; (13) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed Merger; and (14) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be completed within the expected time period or at all, which may adversely affect the Company’s business and the price of the Company’s common stock.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained in the Company’s SEC filings, including, but not limited to, the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, filed with the SEC on March 13, 2020, as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 29, 2020, June 28, 2020 and September 27, 2020, filed with the SEC on May 7, 2020, August 6, 2020 and November 5, 2020, respectively. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, the Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s stockholders are advised, however, to consult any future disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: February 25, 2021	By:	/s/ Edward Smith
Edward Smith
President and Chief Executive Officer

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